Exhibit 23

Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos.333-175120 and 333-219273) of Diversified Restaurant Holdings, Inc. of our report dated March 9, 2018, relating to the consolidated financial statements which appear in this Form 10-K.

/s/ BDO USA, LLP
Troy, Michigan
March 9, 2018